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                                                                     EXHIBIT 5.1



                        [Letterhead of Vinson & Elkins]


(713) 758-2222                                                    (713) 758-2346

                                January 14, 1998

First Sierra Financial, Inc.
Texas Commerce Tower, Suite 7050
600 Travis Street
Houston, Texas 77002

Ladies and Gentlemen:

     We are acting as counsel for First Sierra Financial, Inc., a Delaware corporation (the "Company"), in connection with the proposed offer and sale by the Company and certain stockholders of the Company (the "Selling Stockholders") to the Underwriters (the "Underwriters"), pursuant to the prospectus forming a part of a Registration Statement on Form S-1, File No. 333-41833, originally filed with the Securities and Exchange Commission (the "S.E.C.") on December 10, 1997 (such Registration Statement, as amended at the effective date thereof being referred to herein as the "Registration Statement"), of an aggregate of 3,400,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company, together with a maximum of 510,000 shares of Common Stock which may be sold to the Underwriters pursuant to the over-allotment option provided in the Underwriting Agreement and such additional shares of Common Stock, representing up to 20% of the maximum aggregate offering price set forth in the Registration Statement, which may be sold to the Underwriters and which would be registered with the S.E.C. pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms used but not defined herein have the meanings set forth in the Registration Statement.

     We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

     In connection with the opinion expressed herein, we have examined, among other things, the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, the records of corporate proceedings that have occurred prior to the date hereof with respect to such offering, the Registration Statement and the form of Underwriting Agreement to be executed among the Company and Friedman, Billings, Ramsey & Co., Inc. and Piper Jaffray Inc., as Representatives of the several Underwriters. We have also reviewed such questions of law as we have deemed necessary or appropriate.
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First Sierra Financial, Inc.


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January 14, 1998


     Based upon the foregoing, we are of the opinion that (i) the shares of common stock proposed to be sold by the Company to the Underwriters have been validly authorized for issuance and, upon the issuance and delivery thereof in accordance with the provisions of the Underwriting Agreement (assuming that it is executed in the form reviewed by us) and as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable, and (ii) the shares of common stock proposed to be sold by the Selling Stockholders to the Underwriters have been validly authorized for issuance, were validly issued and fully paid and are nonassessable.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware.

     We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement and the incorporation by reference of this opinion and consent in a registration statement filed to register additional shares of Common Stock pursuant to Rule 462(b) promulgated under the Securities Act, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the S.E.C. issued thereunder.

                                               Very truly yours,

                                          /s/ Vinson & Elkins